PAGE 1

                                                            [Draft -- 1/25/94]

                             Bowater Incorporated
                           (a Delaware corporation)

                                   Depositary Shares
                          Representing a One-Fourth
                            Interest in a Share of
                  % PRIDES, Series B Convertible Preferred Stock,
                            par value $1 per share

                              PURCHASE AGREEMENT

                                                            February    , 1994

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
Salomon Brothers Inc
   as Representatives of the several Underwriters
   c/o Merrill Lynch & Co.
       Merrill Lynch, Pierce, Fenner & Smith
       Incorporated
       North Tower
       World Financial Center
       New York, New York 10281-1209

Dear Sirs:

                  Bowater Incorporated, a Delaware corporation (the Company), confirms its agreement with you and each of the other Underwriters named in Schedule A hereto (collectively, the Underwriters, which term shall also include any underwriter substituted as hereinafter provided in Section 10) for whom you are acting as representatives (the Representatives), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Depositary Shares (the Depositary Shares), each representing a one-fourth interest in a share of the
Company's      % PRIDES, Series B Convertible Preferred Stock, par value $1 per share (the Series B Preferred Stock), which Series B Preferred Stock is convertible (upon conversion or redemption of the Series B Preferred Stock) into shares of Common Stock, par value $1.00 per share, of the Company (including the related rights (the Rights) issuable pursuant to the Rights Agreement dated as of April 22, 1986, as amended, between the Company and The Bank of

      PAGE 2

                                                                             2

New York as successor Rights Agent to Morgan Guaranty Trust Company of New York (the Rights Agreement), the Rights and the Common Stock being hereinafter collectively referred to as the Common Stock, set forth in said Schedule A and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase up
to [               ] additional Depositary Shares to cover over-allotments, in each case except as may otherwise be provided in the Pricing Agreement, as hereinafter defined. The aforesaid Depositary Shares (the Initial Shares) and
all or any part of the [         ] Depositary Shares subject to the option
described in Section 2(b) hereof (the Option Shares) are collectively hereinafter called the Shares.

                  The shares of the Series B Preferred Stock are to be deposited by or on behalf of the several Underwriters against delivery of Depositary Receipts (Depositary Receipts) to be issued under a Deposit
Agreement (the Deposit Agreement) dated as of February    , 1994 among the
Company, Trust Company Bank, as Depositary (the Depositary), and the holders from time to time of Depositary Receipts issued thereunder. The Depositary Receipts issued upon such deposit or deposits of the shares of the Series B Preferred Stock will evidence the Initial Shares and, if the option described in Section 2(b) hereof is exercised, the Option Shares.

                  Prior to the purchase and public offering of the Shares by the several Underwriters, the Company and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the Pricing Agreement). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

                  The Company has filed with the Securities and Exchange Commission (the Commission) a registration statement on Form S-3 (No. 33-51569) and related preliminary prospectuses for the registration of the Shares under the Securities Act of 1933, as amended (the 1933 Act), has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including in each case all documents, if any, incorporated or deemed to be

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                                                                             3

incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the 1933 Act Regulations)), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the 1934 Act) or otherwise, are hereinafter referred to as the Registration Statement and the Prospectus , respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term Prospectus shall refer to such revised prospectus from and after the time it is first provided to the Underwriters. All references in this Agreement to financial statements and schedules and other information that is contained,included or stated in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

                  The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered. All parties to this Agreement will exercise good faith in the performance of their obligations under this Agreement.

                  SECTION 1. Representations and Warranties. (a) The Company represents and warrants to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the Representation Date) as follows:

                         (i) The Company has been duly incorporated and each of the Company and each active subsidiary of the Company is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in

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                                                                             4

       each jurisdiction in which such qualification is required and the failure to so qualify would have a material adverse effect on the business, operations or financial condition of the Company; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien or encumbrance (except as disclosed to the contrary in the Prospectus).

                         (ii) At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term Prospectus refers to a prospectus that has been provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives set forth in the last paragraph of the cover page, the first paragraph of page 2, and under the heading Underwriting in the Registration Statement or Prospectus.

                         (iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, at the time they were filed or amended, as the case may be, or hereafter are filed with the Commission, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the 1934 Act Regulations), and, when read together with the other information in the Prospectus at the time the Registration Statement and any amendments thereto become effective, will not contain an untrue statement of a

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       material fact or omit to state a material fact required to be stated
       therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                         (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                         (v) The Company is in compliance with all of the provisions of Section 517.075 of the Florida Statutes, and all rules and regulations promulgated thereunder relating to issuers doing business in Cuba.

                  (b) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  SECTION 2. Sale and Delivery to Underwriters; Closing. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the Pricing Agreement, the number of Initial Shares set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. If the Company elects to rely on Rule 430A, Schedule A may be attached to the Pricing Agreement.

                  (1) If the Company has elected not to rely upon Rule 430A of the 1933 Act Regulations, the initial public offering price and the purchase price per share to be paid by the several Underwriters for the Shares have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an

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                                                                             6

       amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

                  (2) If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the purchase price per share to be paid by the several Underwriters for the Shares shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the Representatives and the Company. The initial public offering price per share of the Shares shall be a fixed price to be determined by agreement between the Representatives and the Company. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing
       Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Representatives. For purposes of this Agreement, the term business day means a day on which the New York Stock Exchange is open for business.

                  (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an
       additional [       ] Depositary Shares at the price per share set forth
       in the Pricing Agreement. The option hereby granted will expire 30 days after (i) the date the Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A under the 1933 Act Regulations, or (ii) the Representation Date, if the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a Date of Delivery) shall be determined by the Representatives, but shall not be later than seven full business days and not earlier than two full business days after the exercise of said option, nor in any event prior to Closing
       Time, as hereinafter defined, unless otherwise agreed by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased that the number of Initial Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of

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                                                                             7

       Initial Shares (except as otherwise provided in the Pricing Agreement), subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

                  (c) Payment of the purchase price for, and delivery of certificates for, the Initial Shares shall be made at the offices of Cravath, Swaine & Moore, New York, New York, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. on the fifth business day (unless postponed in accordance with the provisions of Section 10) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the fifth business day after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called Closing Time). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above mentioned offices of Cravath, Swaine & Moore, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company. Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Initial Shares to be purchased by them. Certificates for the Initial Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least three business days before Closing Time or the Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Shares that it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Shares or the Option Shares, if any, to be purchased by any Underwriter whose check has not been received by Closing Time or the Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Shares and the Option Shares, if any, will be made available for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to Closing Time or Date of Delivery, as the case may be.

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                  SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                       (a) The Company will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                       (b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus that the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object.

                       (c) The Company will deliver to the Representatives
     [         ] signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein, as requested) and will also deliver to the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

                       (d) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act,

      PAGE 9

                                                                             9

     such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

                       (e) If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus or make appropriate filings under the 1934 Act (in form and substance reasonably satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement or 1934 Act filing.

                       (f) The Company will endeavor, in cooperation with the Underwriters, to qualify the Shares and the shares of Common Stock issuable upon conversion or redemption of the Series B Preferred Stock for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may reasonably designate. In each jurisdiction in which the Shares and the shares of Common Stock issuable upon conversion or redemption of the Series B Preferred Stock have been so qualified, the Company, acting on advice of counsel, will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

                       (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (which need not be audited, but which shall be in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule
     158) of the Registration Statement.

      PAGE 10

                                                                            10

                       (h) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of the amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including amended Prospectuses), containing all information so omitted.

                       (i) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                       (j) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under Use of Proceeds in all material respects.

                       (k) The Company will not prior to the expiration of 90 days after the date of the Pricing Agreement, sell, offer to sell, grant any option for the sale of or otherwise dispose of any other shares of capital stock or securities convertible into or exchangeable for capital stock (other than (i) the Shares including the shares of Common Stock issuable upon conversion or redemption of Series B Preferred Stock, (ii) the % Series C Cumulative Preferred Stock, being offered at approximately the same time as the Series B Preferred Stock, (iii) the Junior Participating Preferred Stock, Series A, and any shares of Common Stock pursuant to the Company's Rights Plan, and (iv) the shares of Common Stock or options for shares of Common Stock issued pursuant to or sold in connection with the Company's qualified employee benefit, dividend reinvestment, and stock option and stock purchase plans and shares of Common Stock issuable upon the conversion of securities or the exercise of stock options or warrants outstanding as of the date hereof) either directly or indirectly, without prior written consent of the Representatives.

                       (l) The Company will use its best efforts to effect the listing of the Shares and the shares of Common Stock issuable upon conversion or redemption of the Series B Preferred Stock on the New York Stock Exchange.

      PAGE 11

                                                                            11

                  SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the reproduction and distribution of this Agreement and the Pricing Agreement, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Shares and the shares of Common Stock issuable upon conversion or redemption of the Series B Preferred Stock under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the reproduction and delivery to the Underwriters of copies of the Blue Sky Survey, and (viii) the fees and expenses incurred in connection with the listing of the Shares and the shares of Common Stock issuable upon conversion or redemption of the Series B Preferred Stock on the New York Stock Exchange.

                  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i), the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

                  SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

                       (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of the Representatives at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by a majority in interest of the Underwriters; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A

      PAGE 12

                                                                            12

     shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

                       (b) At Closing Time the Representatives shall have received:

                           (1) the favorable opinion, dated as of Closing Time of Wendy C. Shiba, Esq., Secretary and Assistant General Counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                (i) the Company has been duly organized and is
              validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus;

                                (ii) to the best of her knowledge and
              information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required and the failure to so qualify would have a material adverse effect on the business, operations or financial condition of the Company taken as a whole;

                                (iii) the authorized, issued and outstanding
              capital stock of the Company is in all material respects as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities referred to in the Prospectus); the Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and non-assessable; the Series B Preferred Stock, Depositary Shares and Depositary Receipts conform to the description thereof contained in the Prospectus; the Series B Preferred Stock is convertible into shares of Common Stock upon conversion or redemption of the Series B Preferred Stock in accordance with the terms of the Series B Preferred Stock; the shares of Common Stock initially issuable upon conversion or redemption of the Series B Preferred Stock

      PAGE 13

                                                                            13

              have been duly and validly authorized and reserved for issuance upon such conversion or redemption, and, when issued upon such conversion or redemption, will be validly issued, fully paid and non-assessable; such Common Stock conforms in all material respects to the description thereof contained in the Prospectus; the Depositary Shares and the shares of Common Stock issuable upon conversion or redemption of the Series B Preferred Stock have been duly authorized for listing, subject to official notice of issuance and, in the case of the Depositary Shares, evidence of satisfactory distribution, on the New York Stock Exchange; and the certificates for the Shares are in valid and sufficient form under Delaware law;

                                (iv) the issuance of the Shares is not subject
              to preemptive or other similar rights arising by operation of law, under the Restated Certificate of Incorporation or by-laws of the Company or, to the best of her knowledge and information, otherwise;

                                (v) the Deposit Agreement has been duly
              authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the Depositary, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); assuming payment of the purchase price by the Underwriters, each Depositary Share represents a one-fourth interest in a validly issued, outstanding, fully paid and nonassessable share of Series B Preferred Stock; and the Depositary Shares, when issued under the Deposit Agreement in accordance with the provisions of the Deposit Agreement will be validly issued, and, assuming due execution and delivery of the Depositary Receipts by the Depositary pursuant to the Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement;

                                (vi) the Registration Statement has become
              effective under the 1933 Act and to the best of her knowledge no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened under the 1933 Act;

      PAGE 14

                                                                            14

                                (vii) the Registration Statement and the
              Prospectus, and any amendment or supplement thereto, comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations;

                                (viii) to the best of her knowledge there is
              no pending or threatened, suit or proceeding before any court or governmental agency, authority or body or any arbitrator against or involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Prospectus;

                                (ix) to the best of her knowledge and
              information, there are no material contracts, indentures or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects;

                                (x) this Agreement and the Pricing Agreement
              have been duly authorized, executed and delivered by the Company; the performance of this Agreement or the Pricing Agreement and the consummation of the transactions herein contemplated and the issuance and sale of the Shares and the shares of Common Stock issuable upon conversion or redemption of the Series B Preferred Stock, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its active subsidiaries pursuant to, any material contract, indenture, or other instrument to which the Company or any of its active subsidiaries is a party or by which it is bound or to which any of the property of the Company or any of its active subsidiaries is subject, the Company's Restated Certificate of Incorporation or by-laws, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization or order of, or filing with any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement or the Pricing Agreement, except such as have been obtained under the 1933 Act

      PAGE 15

                                                                            15

              and such as may be required under state securities laws in connection with the purchase and distribution of such Shares by the Underwriters; provided that no opinion is called for with respect to any such consent, approval, authorization or order required to be obtained by any Underwriters.

                           In rendering such opinion, such counsel may rely on the opinion of Richards, Layton & Finger described in Section 5(b)(4) below as to the matters of Delaware law covered thereby.

                           (2) The favorable opinion, dated as of Closing Time, of Cravath, Swaine & Moore, counsel for the Underwriters, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require.

                           (3) In giving their opinions required by subsections (b)(1) and (b)(2), respectively, of this Section, Wendy
         C. Shiba, Esq. and Cravath, Swaine & Moore shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need make no statement), at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need make no statement), at the Representation Date (unless the term Prospectusrefers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      PAGE 16

                                                                            16

                           (4) The favorable opinion, dated as of or prior to Closing Time of Richards, Layton & Finger, special Delaware counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that the issuance and sale of the Series B Preferred Stock and the Depositary Shares (i) will not result in a breach or violation of the Company's Restated Certificate of Incorporation, the Certificate of Designations of the LIBOR Preferred Stock, Series A or the Certificate of Designation, Preferences and Rights of the Junior Participating Preferred Stock, Series A and (ii) will not require the consent or approval of the holders of the LIBOR Preferred Stock, Series A.

                           (5) The opinion, dated as of Closing Time of , counsel for the Depositary, to the effect that:

                                (i) The Deposit Agreement has been duly
              authorized, executed and delivered by the Depositary and is a valid and binding agreement of the Depositary; and

                                (ii) The Depositary Receipts have been duly
              executed and delivered by the Depositary in accordance with the provisions of the Deposit Agreement.

                       (c) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Company signed by a Vice President or other officer and the principal financial or principal accounting officer or treasurer of the Company, dated as of Closing Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of Closing Time,
     (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to Closing Time, and (iv) to the best knowledge of the Company, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for

      PAGE 17

                                                                            17

     that purpose have been initiated or threatened by the Commission.

                       (d) At the time of the execution of this Agreement, the Representatives shall have received from KPMG Peat Marwick a letter dated such date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the 1933 Act and the 1934 Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                           (i) in their opinion the audited consolidated financial statements and financial statement schedules included or incorporated in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations;

                           (ii) on the basis of a reading of the latest unaudited consolidated financial statements made available by the Company; carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the executive and audit committees of the Company and the subsidiaries; and inquiries of certain officials of the company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1992, nothing came to their attention which caused them to believe that:

                                (1) the amounts in the unaudited Selected
              Financial and Operating Data, if any, included in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the audited consolidated financial statements, unaudited consolidated financial statements or analyses prepared by the Company from which such amounts were derived; or

                                (2) any unaudited consolidated financial
              statements included or incorporated in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the 1934 Act; and said

      PAGE 18

                                                                            18

              unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated in the Registration Statement and the Prospectus; or

                                (3) with respect to the period from the date
              of the most recent consolidated financial statements (other than any capsule information), audited or unaudited, included or incorporated in the Registration Statement and the Prospectus to the date of the most recent unaudited consolidated financial statements prepared by the Company, there were any changes in the consolidated long-term debt of the Company or capital stock of the Company or decreases in the consolidated stockholders' equity of the Company as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent consolidated financial statements included or incorporated in the Registration Statement and the Prospectus to such date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated income before income taxes or in total or per share amounts of consolidated net income of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                                (4) based solely upon discussions with
              management of the Company, and subject to such further limitations as may be required in the circumstances, (A) with respect to the period subsequent to the date of the most recent unaudited consolidated financial statements prepared by the Company, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the consolidated long-term debt of the Company or capital stock of the Company or decreases in the consolidated stockholders' equity of the Company as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and Prospectus, or (B) for the period from the date of the most recent consolidated financial statements included or incorporated in the Registration Statement and the Prospectus to such specified

      PAGE 19

                                                                            19

              date there were any decreases, as compared with the corresponding period in the previous year, in consolidated income before income taxes or in total or per share amounts of consolidated net income of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                                (5) the amounts included in any unaudited
              capsule information included or incorporated in the Registration Statement and the Prospectus do not agree with the amounts set forth in the unaudited consolidated financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements included or incorporated in the Registration Statement and the Prospectus;

                           (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12.1 to the Registration Statement, including the information set forth under the captions Capitalization, Market Price on Common Stock, Selected Financial and Operating Data, Recent Developments and Management's Discussion and Analysis of Financial Condition and Results of Operations in the Registration Statement and the Prospectus, the information included or incorporated in Items 1, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus and the information included in the Management's Discussion and Analysis of Financial Condition and Results of Operationsincluded or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Prospectus (if any), agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                  References to the Prospectus in this paragraph (d) include any supplement thereto at the date of the letter.

      PAGE 20

                                                                            20

                       (e) At Closing Time, the Representatives shall have received from KPMG Peat Marwick a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time, and, if the Company has elected to rely on Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out procedures as specified in clauses (ii) and (iii) of subsection (d) of this Section with respect to certain amounts, percentages and financial information deemed to be a part of the Registration Statement pursuant to Rule 430A(b).

                       (f) At Closing Time, the Shares and the shares of Common Stock issuable upon conversion or redemption of the Series B Preferred Stock shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

                       (g) At Closing Time and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares and the shares of Common Stock issuable upon conversion or redemption of the Series B Preferred Stock as contemplated in this Agreement, the Pricing Agreement and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the agreements or conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

                       (h) At Closing Time, the Company shall have furnished to the Representatives a letter from [names of about five (number to depend on size of holdings) shareholders who are officers or directors] addressed to the Representatives, in which each such person agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by such person or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 90 days following the Closing Time without the prior written consent of the Representatives, other than shares of Common Stock disposed of as bona fide gifts.

                       (i) Subsequent to the time of the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company's debt or equity securities by any nationally recognized statistical rating organization (as

      PAGE 21

                                                                            21

     defined for purposes of Rule 436(g) under the 1933 Act) or any notice given by such organization of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                       (j) In the event the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and the Underwriters shall have received:

                           (1) A certificate, dated such Date of Delivery, of the Company by a Vice President or other officer and the principal financial or principal accounting officer or treasurer, in their capacities as such, confirming that the certificate delivered at Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

                           (2) The favorable opinion of Wendy C. Shiba, Esq., in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinions required by
         Section 5(b)(1) hereof.

                           (3) The favorable opinion of Cravath, Swaine & Moore, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof.

                           (4) The opinion of                   , counsel to
         the Depositary, dated such Date of Delivery, to the same effect as the opinion required by Section 5(b)(5) hereof.

                           (5) A letter from KPMG Peat Marwick, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the specified date in the letter furnished pursuant to this Section 5(j)(5) shall be a date not more than five days prior to such Date of Delivery.

                  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to

      PAGE 22

                                                                            22

the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Sections 6, 7 and 13 hereof shall survive such termination.

                  SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                       (i) against any and all loss, liability, claim, damage and reasonable expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                       (ii) against any and all loss, liability, claim, damage and reasonable expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                       (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by the Representatives, if applicable thereunder) that is reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent

      PAGE 23

                                                                            23

arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto); and provided further, that the foregoing indemnification with respect to any preliminary prospectus shall not inure to the benefit of the Underwriters, or any person controlling the Underwriters, with respect to losses, claims, liabilities or damages asserted by any person who purchased Shares from the Underwriters, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriters to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of such Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                       (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and reasonable expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). The Company acknowledges that the statements set forth in the last paragraph of the cover page, the first paragraph of page 2, and under the heading Underwriting in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) constitute the only information furnished in writing by or on behalf of the several Underwriters for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

                       (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an

      PAGE 24

                                                                            24

     indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, which approval shall not be unreasonably withheld, unless such indemnified parties object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                  SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls a Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

      PAGE 25

                                                                            25

                  SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to the Underwriters.

                  SECTION 9. Termination of Agreement. (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in the Common Stock has been suspended by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said Exchange or by order of the Commission or any other governmental authority, or
(iv) if a banking moratorium has been declared by either federal or New York State authorities.

                       (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Sections 6, 7 and 13 hereof shall survive such termination.

                  SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Initial Shares which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the Defaulted Shares), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set

      PAGE 26

                                                                            26

forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                       (a) if the number of Defaulted Shares does not exceed 10% of the Initial Shares, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                       (b) if the number of Defaulted Shares exceeds 10% of the Initial Shares, this Agreement shall terminate without liability on the part of any nondefaulting Underwriter or the Company.

                  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any changes deemed necessary or advisable in the Registration Statement or Prospectus or in any other documents or arrangements.

                  SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, personally delivered or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives in care of Merrill Lynch & Co., North Tower, World Financial
Center, New York, New York 10281-1201, Attention of [         ]; notices to
the Company shall be directed to it at 55 East Camperdown Way, Post Office Box 1028, Greenville, South Carolina 29602, Attention of Treasurer, with a copy to Corporate Secretary.

                  SECTION 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their respective successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement

      PAGE 27

                                                                            27

and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their respective successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 13. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                         Very truly yours,

                                         BOWATER INCORPORATED,

                                         By
                                            Name: David G. Maffucci
                                            Title: Vice President-Treasurer

CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
   INCORPORATED
SALOMON BROTHERS INC

By MERRILL LYNCH & CO.
    Merrill Lynch, Pierce, Fenner & Smith
    Incorporated,

By
   Name:
    Title:

   For themselves and as Representatives of the other
    Underwriters named in Schedule A hereto.

      PAGE 28

                                                                            28

                                    SCHEDULE A

                                                                      Number of
                                                                        Initial
                                 Name of Underwriter                     Shares

    Merrill Lynch, Pierce, Fenner & Smith
       Incorporated............................................................
    Salomon Brothers Inc.......................................................

    Total......................................................................

      PAGE 1

                                                                     EXHIBIT A

                               BOWATER INCORPORATED

                             (a Delaware Corporation)

                       [               ] Depositary Shares
                            Representing a One-Fourth
                              Interest in a Share of
                   % PRIDES, Series B Convertible Preferred Stock,
                              par value $1 per share

                                PRICING AGREEMENT

                                                            February    , 1994

   MERRILL LYNCH & Co.
    Merrill Lynch, Pierce, Fenner & Smith
    Incorporated
    SALOMON BROTHERS INC
    as Representatives of the several Underwriters named in the within-mentioned Purchase Agreement
        c/o Merrill Lynch & Co.
        Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
            North Tower
            World Financial Center
            New York, New York 10281-1209

Dear Sirs:

                  Reference is made to the Purchase Agreement, dated February , 1994 (the Purchase Agreement), relating to the purchase by the several
Underwriters named in Schedule A thereto (the Underwriters), for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Salomon Brothers Inc are acting as representatives (the Representatives), of the
Depositary Shares (the Shares), representing a one-fourth interest in the    %
PRIDES, Series B Convertible Preferred Stock, of Bowater Incorporated, a Delaware corporation (the Company).

                  Pursuant to Section 2 of the Purchase Agreement, the Company agrees with each Underwriter as follows:

                1. The initial public offering price per share for the Shares,
       determined as provided in said Section 2, shall be $         .

                2. The purchase price per share for the Shares to be paid by
       the several Underwriters shall be $       being an

      PAGE 2

                                                                             2

       amount equal to the initial public offering price set forth above less
       $       per share; provided that the purchase price per share for any
       Option Shares (as defined in the Purchase Agreement) purchased upon exercise of the over-allotment option described in Section 2(b) of the Purchase Agreement shall be reduced by an amount per share equal to any dividends per share declared by the Company and payable on the Initial Shares (as defined in the Purchase Agreement) but not payable on the Option Shares.

                3. The dividend rate on the PRIDES, Series B Convertible
       Preferred Stock will be    %.

                4. Payment of the purchase price for, and delivery of certificates for, the Shares shall be at the office of Cravath, Swaine & Moore, New York, at 10:00 A.M. on the fifth business day after the execution of this Pricing Agreement.

      PAGE 3

                                                                             3

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                             Very truly yours,

                                             BOWATER INCORPORATED

                                             By
                                               Name:
                                               Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
      INCORPORATED
SALOMON BROTHERS INC

By MERRILL LYNCH & CO.
    Merrill Lynch, Pierce, Fenner & Smith
    Incorporated

By
    Name:
    Title:

For themselves and as Representatives of the other Underwriters named in Schedule A to the Purchase Agreement.